UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:	August 1, 2007
Date of earliest event reported:	July 26, 2007

OFFICEMAX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Blvd.
Naperville, Illinois 60563
(Address of principal executive offices) (Zip Code)

(630) 438-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial  Condition.

On August 1, 2007, OfficeMax Incorporated (the “Company”) issued an Earnings Release announcing its earnings for the second quarter of 2007.  The earnings release is attached hereto as Exhibit 99.1.  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On July 26, 2007, William J. Montgoris was elected to the Company’s board of directors. Mr. Montgoris was appointed to the Company’s Executive Compensation Committee and its Audit Committee.   Additional information about Mr. Montgoris is included in the OfficeMax News Release issued on July 26, 2007 that is attached as Exhibit 99.2 to this report and incorporated by reference herein.

Annual Equity Grant to Directors

Through the OfficeMax Incentive and Performance Plan (the “Plan”) each non-employee director annually receives a form of long-term equity compensation.  On July 26, 2007, the Executive Compensation Committee of the board of directors determined that the form of equity grant to be received by the directors in 2007 is restricted stock units.  In connection with the grant, each director will enter into a 2007 Director Restricted Stock Unit Award Agreement dated July 26, 2007 (an “Agreement”), in the form attached hereto as Exhibit 99.3.

The Agreement states that the award is subject to the terms of the Plan. The Agreement further states that the award will vest six months following the date of grant and that it will be payable in shares of Company common stock six months following the date of a director’s termination of service from the board due to retirement or resignation (or immediately upon termination of service due to death or disability). Unless otherwise approved by the board, if a director leaves the board before the award vests, other than as a result of death or disability, the award will be forfeited.  The award is not transferable.  Holders of units have no voting rights but do receive notional dividends, which are accumulated and paid in cash at the time the award is paid.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the form of Agreement, included as Exhibit 99.3 to this filing.  Exhibit 99.3 is incorporated by reference into this Item 5.02.

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Item 8.01.   Other Events.

On July 26, 2007, the Executive Compensation Committee of the Company’s board of directors approved a policy (the “Policy”) that provides that the board shall take such action as it deems necessary against any officer with a title of executive vice president or higher (an “Executive Officer”) whose misconduct contributes to a financial restatement.  The board may (a) require reimbursement of any bonus or incentive compensation awarded to an Executive Officer after July 26, 2007, (b) cancel any stock awards granted to the Executive Officer after July 26, 2007, and/or (c) require the repayment of stock proceeds.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Policy, included as Exhibit 99.4 to this filing.  Exhibit 99.4 is incorporated by reference into this Item 8.01.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	OfficeMax Incorporated Earnings Release dated August 1, 2007, announcing its earnings for the second quarter of 2007.

Exhibit 99.2	OfficeMax Incorporated News Release dated July 26, 2007

Exhibit 99.3	Form of 2007 Restricted Stock Unit Award Agreement

Exhibit 99.4	Restatement Clawback Policy

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2007

OFFICEMAX INCORPORATED

By:	/s/ MATTHEW R. BROAD
Matthew R. Broad
Executive Vice President and
General Counsel

EXHIBIT INDEX

Number	Description
99.1	OfficeMax Incorporated Earnings Release dated August 1, 2007, announcing its earnings for the second quarter of 2007

99.2	OfficeMax Incorporated News Release dated July 26, 2007

99.3	Form of 2007 Restricted Stock Unit Award Agreement

99.4	Restatement Clawback Policy